EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 File 333-51434) of News Corporation pertaining to the Investment Plan for Former Chris-Craft / UTV Employees of our report dated June 21, 2005, with respect to the financial statements and schedule of the Investment Plan for Former Chris-Craft / UTV Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/S/    BDO SEIDMAN, LLP

Los Angeles, California

June 21, 2005